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                                                                    Exhibit 4.36

                         Control Delivery Systems, Inc.

                                  Stock Option
                    Granted Under the 1997 Stock Option Plan
                    ----------------------------------------

     Stock Option granted by Control Delivery Systems, Inc., a Delaware corporation (the "Company"), to Paul Ashton (the "Optionee") pursuant to the Company's 1997 Stock Option Plan (the "Plan").

1.   Grant of Option.
     ---------------

     This certificate evidences the grant by the Company on September 18, 1997 to Optionee of an option to purchase, in whole or in part, on the terms herein provided, a total of 15,000 shares of common stock of the Company (the "Shares") at $6.25 per Share, which is not less than the fair market value of the Shares on the date of grant of this option. This option must be exercised before 5:00 p.m., E.S.T. on September 18, 2007 ("Final Exercise Date").

     This option is exercisable in the following installments prior to the Final Exercise Date:

up to 3,750 shares on and after September 18, 1998;
up to an additional 3,750 shares on and after September 18, 1999;
up to an additional 3,750 shares on and after September 18, 2000; and up to an additional 3,750 shares on and after September 18, 2001.

2.   Exercise of Option.

     Each election to exercise this option shall be in writing, signed by the Optionee or Optionee's executor or administrator or the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (the "Legal Representative"), and received by the Company at its principal office, accompanied by this certificate, and payment in full as provided in the Plan. The exercise price may be paid by delivery of cash, a certified check, bank draft or money order payable to the Company, common stock of the Company which have been outstanding at least six months and which have a fair market value equal to an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or any combination of the foregoing. In the event that this option is exercised by the Optionee's Legal Representative, the Company shall be under no obligation to deliver Shares hereunder unless and until the Company is satisfied as to the authority of the person or persons exercising this option.

3.   Notice of Disposition.
     ---------------------

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     The person exercising this option shall notify the Company when making any disposition of the Shares acquired upon exercise of this option, whether by sale, gift or otherwise.

4.   Application of Stock Transfer Agreement.

     If at the time this option is exercised the Company is a party to any agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement specified by the Board of Directors of the Company).

5.   Withholding.

     No Shares will be issued pursuant to the exercise of this option unless and until the person exercising this option shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.

6.   Nontransferability of Option.

     This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee.

7.   Provisions of the Plan.

     This option is subject to the provisions of the Plan, as amended from time to time, which shall be controlling in the event of any conflicting or inconsistent provisions. A copy of the Plan has been provided to the Optionee previously.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.


                                       Control Delivery Systems, Inc.

                                       By: /s/ Michael J. Soja
                                           --------------------------

Dated: July 10, 2002


                                      -2-
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                         Control Delivery Systems, Inc.

                             Incentive Stock Option
                    Granted Under the 1997 Stock Option Plan

     Incentive Stock Option granted by Control Delivery Systems, Inc., a Delaware corporation (the "Company"), to Paul Ashton (the "Optionee") pursuant to the Company's 1997 Stock Option Plan (the "Plan").

1.   Grant of Option

     This certificate evidences the grant by the Company on August 26, 1999 to Optionee of an option to purchase, in whole or in part, on the terms herein provided, a total of 10,000 shares of common stock of the Company (the "Shares") at $8.00 per Share, which is not less than [110%] of the fair market value of the Shares on the date of grant of this option. This option must be exercised before 5:00 p.m., E.S.T. on August 25, 2009 ("Final Exercise Date"). It is intended that the option evidenced by this certificate shall be an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time, (the "Code").

     This option is exercisable in the following installments prior to the Final Exercise Date:

up to 3,333 shares on and after August 26, 2000;
up to an additional 3,333 shares on and after August 26, 2001; and up to an additional 3,334 shares on and after August 26, 2002.

2.   Exercise of Option.

     Each election to exercise this option shall be in writing, signed by the Optionee or Optionee's executor or administrator or the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (the "Legal Representative"), and received by the Company at its principal office, accompanied by this certificate, and payment in full as provided in the Plan. The exercise price may be paid by delivery of cash, a certified check, bank draft or money order payable to the Company, common stock of the Company which have been outstanding at least six months and which have a fair market value equal to an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or any combination of the foregoing. In the event that this option is exercised by the Optionee's Legal Representative, the Company shall be under no obligation to deliver Shares hereunder unless and until the Company is satisfied as to the authority of the person or persons exercising this option.

                                      -1-
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3.   Notice of Disposition.

     The person exercising this option shall notify the Company when making any disposition of the Shares acquired upon exercise of this option, whether by sale, gift or otherwise.

4.   Application of Stock Transfer Agreement.

     If at the time this option is exercised the Company is a party to any agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement specified by the Board of Directors of the Company).

5.   Withholding

     No Shares will be issued pursuant to the exercise of this option unless and until the person exercising this option shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.

6.   Nontransferability of Option.

     This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee.

7.   Provisions of the Plan.

     This option is subject to the provisions of the Plan, as amended from time to time, which shall be controlling in the event of any conflicting or inconsistent provisions. A copy of the Plan has been provided to the Optionee previously.



     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.


                                       Control Delivery Systems, Inc.


                                       By /s/ ILLEGIBLE
                                          -----------------------------


Dated: July 10, 2002
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ASHTON P. 8.26.99                      -2-